UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2012
Date of Report (Date of earliest event reported)

Bionovo, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 601-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2012, Bionovo, Inc. (the “Company”) notified all clinical sites participating in the Company’s Phase 3 clinical trial for its drug Menerba (Study MF101-004) to terminate all patients enrolled on the trial and discontinue the study. Given the Company’s financial condition, all MF101-004 study related conduct and operations will cease effective May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: May 25, 2012	By:	/s/ Isaac Cohen
Isaac Cohen Chairman and Chief Executive Officer